Exhibit 99.1

VerifyMe Reports Third Quarter 2022 Financial Results and Positive Outlook

•	Quarterly revenue of $5.2 million, compared to $0.3 million in Q3 2021
•	Net Loss of $0.6 million in Q3 2022, compared to Net Income of $7.2 million in Q3 2021 (inclusive of non-cash gain on equity investment of $8.2 million related to the SPAC in Q3 2021)
•	Adjusted EBITDA(1) of ($0.2) million, compared to ($0.6) million in Q3 2021
•	Cash of $3.7 million as of September 30, 2022

Rochester, NY – PRNewswire – November 10, 2022 – VerifyMe, Inc. (NASDAQ: VRME) together with its subsidiary PeriShip Global LLC (“PeriShip Global”), (together “VerifyMe,” “we,” “our,” or the “Company”) provides brand owners time and temperature sensitive logistics, supply chain monitoring, authentication, and data-rich consumer engagement, announced today the Company’s financial results for its third quarter ended September 30, 2022 (“Q3 2022”).

Key Financial Highlights for Q3 2022:

•	Quarterly consolidated revenue of $5.2 million, an increase of 1,638% compared to $0.3 million for the three months ended September 30, 2021, primarily attributable to the acquisition of the PeriShip Global business in April 2022
•	Gross profit of $1.9 million or 36% for the three months ended September 30, 2022, compared to $0.2 million or 62% for the three months ended September 30, 2021
•	Net loss of $0.6 million or ($0.06) fully diluted loss per share for the three months ended September 30, 2022, compared to net income of $7.2 million or $0.95 fully diluted earnings per share for the three months ended September 30, 2021, which included approximately $8.2 million non-cash fair value gain related to the SPAC.
•	Cash of $3.7 million as of September 30, 2022

Patrick White, VerifyMe’s CEO stated, “The acquisition of the PeriShip Global business continues to improve our financial results as shown by our near breakeven adjusted EBITDA in the third quarter. During the third quarter, PeriShip Global gained several new clients in the perishable food and beverage and health and beauty market sectors. PeriShip Global began distribution of flu vaccines in August and we expect the majority of flu vaccines will be shipped by the end of November. As a result of revenue related to shipping services for new clients, flu vaccines, and with the holiday season, we believe the fourth quarter will continue to be the largest revenue quarter of the PeriShip Global Segment sales cycle and we anticipate a positive adjusted EBITDA.” Patrick White continued, “We are reviewing our go to market strategy to best reflect the combined strength of the legacy VerifyMe business and the PeriShip Global business. As we begin to identify the benefits of unifying, we are actively seeking new branding and naming that best reflects the integrated strength of the combined company.”

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1 Adjusted EBITDA is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures" below for information about this non-GAAP measure.

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Recent Business Highlights

•	PeriShip Global entered into a new debt facility with PNC Bank, National Association including a $2 million four- year term loan and a $1 million revolving line of credit with a term of one-year which is currently unused
•	We entered into a multi-year contract extension with our strategic partner and largest customer of PeriShip Global
•	VerifyMe entered into a contract with international luxury apparel company providing brand protection

Financial Results for the Three Months Ended September 30, 2022:

Revenue for the three months ended September 30, 2022, was $5.2 million, a 1,638% increase as compared to $0.3 million for the three months ended September 30, 2021. The increase in revenue was primarily attributable to the acquisition of the PeriShip Global business on April 22, 2022, which accounted for 97% of the revenue for the quarter.

Gross profit for the three months ended September 30, 2022, was $1.9 million, compared to $0.2 million for the three months ended September 30, 2021. The resulting gross margin was 36% for the three months ended September 30, 2022, compared to 62% for the three months ended September 30, 2021, principally due to the lower margins of our recently acquired PeriShip Global subsidiary.

Operating loss for the three months ended September 30, 2022, was $0.9 million, a decrease of $0.1 million compared to $1.0 million for the three months ended September 30, 2021. The decrease is primarily related to the increased gross profit, partially offset by the additional operating expenses from the acquisition of the PeriShip Global business.

Our net loss for the three months ended September 30, 2022, was $0.6 million, compared to net income of $7.2 million for the three months ended September 30, 2021. The increased loss was primarily due to the unrealized gain on equity investment of $8.2 million in 2021, partially offset by a gain on extinguishment of debt of $0.3 million and the decreases discussed above. The resulting loss per share for the three months ended September 30, 2022, was ($0.06) per diluted share, compared to an earnings per diluted share of $0.95 for the three months ended September 30, 2021.

Adjusted EBITDA for the three months ended September 30, 2022, was a loss of $0.2 million, an improvement of $0.4 million, compared to a loss of $0.6 million for the three months ended September 30, 2021. Adjusted EBITDA is a non-GAAP financial measure. Please see “Use of Non-GAAP Financial Measures” for a discussion of this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net loss, is included as a schedule to this release.

At September 30, 2022, VerifyMe had a $3.7 million cash balance and $3.7 million in working capital.

As of September 30, 2022, VerifyMe had 9,341,002 shares issued and 9,035,411 shares outstanding.

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Earnings Call

The Company has scheduled an earnings conference call and webcast for 11:00 a.m. Eastern Time on Thursday, November 10, 2022. Prepared remarks regarding the company's financial and operational results will be followed by a question and answer period with VerifyMe's executive management team. The conference call may be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=ONPFkrAV or by calling +1 (844) 282-4569 within the US, or +1 (412) 317-5614 internationally, and requesting the “VerifyMe Call.” The presentation slides broadcast via the webcast will also be available on the Investors section of the VerifyMe website the morning of the call. Participants must be logged in via telephone to submit a question to management during the call. Participants may optionally pre-register for the conference call and webcast at: https://dpregister.com/sreg/10172822/f4f9e8d7ee.

The webcast and presentation will be archived on the Investors section of VerifyMe’s website and will remain available for 90 days.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), together with its wholly owned subsidiary PeriShip Global, is a software driven logistics provider of high-touch, end-to-end logistics management. We provide logistics management from a sophisticated IT platform with proprietary databases, package and flight-tracking software, weather, and flight status monitoring systems, as well as dynamic dashboards with real-time visibility into shipment transit and last-mile events. In addition, VerifyMe provides brand protection and consumer engagement solutions allowing brand owners to gather business intelligence. For additional information, please visit: https://www.verifyme.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements regarding revenue opportunities, recurring revenue, commercialization efforts, our sales pipeline and opportunities, and the acquisition of the business and assets of PeriShip, LLC. The words "believe," "may," "anticipate," "intend," "should," "plan," "could," “continue,” "potential," “to be,” "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the impact of the COVID-19 pandemic, the impact of inflation and reduced discretionary spending in a recessionary environment, intellectual property litigation, the successful development of our sales and marketing capabilities, the successful integration of our acquisitions (including the acquisition of the assets of PeriShip, LLC), our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Use of Non-GAAP Financial Measures

This press release includes both financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to and should not be considered as alternatives to any other GAAP financial measures. They may not be indicative of the historical operating results of VerifyMe nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

VerifyMe’s management uses and relies on EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that both management and shareholders benefit from referring to EBITDA and Adjusted EBITDA in planning, forecasting and analyzing future periods. The Company’s management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. The Company’s management recognizes that EBITDA and Adjusted EBITDA, as non-GAAP financial measures, have inherent limitations because of the described excluded items.

The Company defines EBITDA as net income (loss) before income tax expense (benefit), interest expense, gain on extinguishment of debt, depreciation and amortization. Adjusted EBITDA represents EBITDA plus stock-based compensation and the fair value of options, restricted stock awards, restricted stock units, and warrants issued in exchange for services, loss on equity investments and one-time professional expenses for acquisitions. VerifyMe believes EBITDA and Adjusted EBITDA are important measures of VerifyMe’s operating performance because they allow management, investors and analysts to evaluate and assess VerifyMe’s core operating results from period-to-period after removing the impact of items of a non-operational nature that affect comparability.

A reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measure, net income (loss), calculated in accordance with GAAP is included in a schedule to this press release. The Company believes that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between VerifyMe and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

For Licensing or Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

Website: http://www.verifyme.com

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VerifyMe, Inc.

Consolidated
Balance Sheets

(In thousands, except share data)

	As of

	September 30, 2022	December 31, 2021
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,694	$9,422
Accounts Receivable, net of allowance for credit loss reserve, $13, and $0 as of September 30, 2022 and December 31, 2021, respectively	1,188	297
Unbilled revenue	695	-
Prepaid expenses and other current assets	190	152
Short term investments	93	88
Inventory	141	52
TOTAL CURRENT ASSETS	6,001	10,011

INVESTMENTS
Equity Investment	$-	$10,964

PROPERTY AND EQUIPMENT, NET	321	204

RIGHT OF USE ASSET	500	-

INTANGIBLE ASSETS, NET	6,421	509

GOODWILL	4,092	-

DEFERRED IMPLEMENTATION COSTS	87	-

TOTAL ASSETS	$17,422	$21,688

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current portion of debt	$500	$-
Accounts payable	1,220	341
Other accrued expense	486	109
Lease liability- current	116	-
TOTAL CURRENT LIABILITIES	2,322	450

LONG-TERM LIABILITIES
Long-term portion of debt	$1,500	$-
Long-term lease liability	387	-
Long-term derivative liability	-	71

TOTAL LIABILITIES	$4,209	$521

STOCKHOLDERS' EQUITY

Series A Convertible Preferred Stock, $0.001 par value, 37,564,767 shares authorized, 0 shares issued and outstanding as of September 30, 2022 and 0 shares issued and outstanding as of December 31, 2021	-	-

Series B Convertible Preferred Stock, $0.001 par value; 85 shares authorized; 0.85 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	-	-

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Common stock, $0.001 par value; 675,000,000 authorized; 9,341,002 and 7,420,633 issued, 9,035,411 and 7,196,677 shares outstanding as of September 30, 2022 and December 31, 2021, respectively	10	7

Additional paid in capital	92,613	86,059

Treasury stock as cost; 305,591 and 223,956 shares at September 30, 2022 and December 31, 2021, respectively	(843)	(838)

Accumulated deficit	(78,567)	(64,061)

STOCKHOLDERS' EQUITY	13,213	21,167

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$17,422	$21,688

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VerifyMe, Inc.

Consolidated

Statements of Operations

(Unaudited)

(In thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

NET REVENUE	$5,215	$300	$9,873	$612

COST OF REVENUE	3,360	114	6,210	183

GROSS PROFIT	1,855	186	3,663	429

OPERATING EXPENSES
General and administrative (a)	2,213	905	6,213	3,230
Research and development	39	8	73	25
Sales and marketing (a)	478	299	1,224	843
Total operating expenses	2,730	1,212	7,510	4,098

LOSS BEFORE OTHER INCOME (EXPENSE)	(875)	(1,026)	(3,847)	(3,669)

OTHER INCOME (EXPENSE)
Interest (expense) income, net	(32)	1	(54)	1
Loss on equity investment	(1)	-	(10,959)	-
Unrealized gain on equity investments	-	8,214	-	8,214
Other income	25	-	28	-
Gain on extinguishment of debt	326	-	326	-
Payroll Protection Program debt forgiveness	-	-	-	70
TOTAL OTHER INCOME (EXPENSE), NET	318	8,215	(10,659)	8,285

NET (LOSS) INCOME	$(557)	7,189	$(14,506)	$4,616

LOSS PER SHARE
BASIC	(0.06)	0.99	(1.76)	0.65
DILUTED	(0.06)	0.95	(1.76)	0.63

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
BASIC	8,943,613	7,290,975	8,219,154	7,078,046
DILUTED	8,943,613	7,570,985	8,219,154	7,335,268

(a)	Includes share-based compensation of $354 thousand and $1,095 thousand for the three and nine months ended September 30, 2022, respectively, and $372 thousand and $1,379 thousand for the three and nine months ended September 30, 2021, respectively

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VerifyMe, Inc.

Consolidated

EBITDA and Adjusted EBITDA Reconciliation Table (Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine months ended September 30,

	2022	2021	2022	2021

Net (loss) income	$(557)	$7,189	$(14,506)	$4,616
Interest expense (income), net	32	(1)	54	(1)
Gain on extinguishment of debt	(326)	-	(326)	-
Payroll Protection Program Debt Forgiveness	-	-	-	(70)
Amortization and depreciation	261	29	504	84

Total EBITDA (Non-GAAP)	(590)	7,217	(14,274)	4,629

Adjustments:

Stock based compensation	31	21	123	44

Fair value of options issued in exchange for services	-	-	-	85
Fair value of restricted stock and restricted stock units issued in exchange for services	322	351	972	1,250
Loss (unrealized gain) on equity investments	1	(8,214)	10,959	(8,214)
One-time professional expenses for acquisitions	38	-	661	-

Total Adjusted EBITDA (Non-GAAP)	$(198)	$(625)	$(1,559)	$(2,206)

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